EXHIBIT 99.2

ROWAN COMPANIES, INC.
OFFSHORE RIG FLEET AND CONTRACT STATUS
As of October 24, 2005

OFFSHORE RIGS
						Contract Status
		Depth (feet) (b)		Year in			Day Rate	Estimated
Name	Class (a)	Water	Drilling	Service	Location	Customer	(in thousands)	Duration (h)
Cantilever Jack-up Rigs:
Hank Boswell (i)	225-C	300	35,000	2006
Bob Keller (c)(d)	225-C	300	35,000	2005	Gulf of Mexico	McMoRan	Low 100s	January 2006
Scooter Yeargain (c)(d)	225-C	300	35,000	2004	Gulf of Mexico	ExxonMobil	Low 80s	January 2006
Bob Palmer (c)(d)	224-C	550	35,000	2003	Gulf of Mexico	Marathon	Mid 80s	November 2005
Rowan Gorilla VII (c)(e)	219-C	400	35,000	2002	North Sea	Maersk	Low 180s	July 2006
Rowan Gorilla VI (c)(e)	219-C	400	35,000	2000	E. Canada	Husky	Mid 120s	December 2005
						Encana	Mid 140s	March 2006
Rowan Gorilla V (c)(e)	219-C	400	35,000	1998	North Sea	Total Elf	Low 130s	December 2005
Rowan Gorilla IV (c)(d)	200-C	450	35,000	1986	Gulf of Mexico	W&T Offshore	Low 100s	November 2005
						Newfield	Mid 110s	January 2006
Rowan Gorilla III (c)(d)	200-C	450	30,000	1984	Gulf of Mexico	Stone	Low 90s	November 2005
Rowan Gorilla II (c)(d)	200-C	450	30,000	1984	Gulf of Mexico	ATP	Low 120s	November 2005
Rowan-California (c)	116-C	300	30,000	1983	Gulf of Mexico	Newfield	Mid 70s	November 2005
Cecil Provine (c)(g)	116-C	300	30,000	1982	Gulf of Mexico	Apache	Low 80s	December 2005
Gilbert Rowe (c)(d)	116-C	350	30,000	1981	Gulf of Mexico	Newfield	Low 80s	November 2005
Arch Rowan (c)(d)	116-C	350	30,000	1981	Gulf of Mexico	Pioneer	Mid 110s	November 2005
Charles Rowan (c)(d)	116-C	350	30,000	1981	Gulf of Mexico	Apache	Low 90s	December 2005
Rowan-Paris (c)(d)	116-C	350	30,000	1980	Gulf of Mexico	Apache	Mid 110s	November 2005
Rowan-Middletown (c)(d)	116-C	350	30,000	1980	Gulf of Mexico	Arena	Low 90s	December 2005

Conventional Jack-up Rigs:
Rowan-Juneau (c)(f)	116	300	30,000	1977	Gulf of Mexico	Cimarex	Low 70s	November 2005
						Newfield	Mid 90s	December 2005
Rowan-Alaska (c)(f)	84	350	30,000	1975	Gulf of Mexico	Devon	Low 70s	November 2005
Rowan-Anchorage (c)	52	250	20,000	1972	Gulf of Mexico	Remington	Low 60s	November 2005

Semi-submersible Rig:
Rowan-Midland (c) (j)		1,200	25,000	1976	Gulf of Mexico	ATP	Mid 30s	January 2007

(a) Indicated class is a number assigned by LeTourneau, Inc. to jack-ups of its design and construction. Class 200-C is a Gorilla class unit designed for extreme hostile environment capability. Class 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class.
Class 224-C is a Super Gorilla XL class unit. Class 225-C is a Tarzan class unit.

(b) Indicates rated water depth in current location and rated drilling depth

(c) Unit equipped with a top-drive drilling system

(d) Unit equipped with three mud pumps

(e) Unit equipped with four mud pumps

(f) Unit equipped with a skid base unit

(g) Unit sold and leased back under an agreement expiring in 2008

(h) Indicates estimated completion date of work to be performed

(i) Indicates units currently under construction with anticipated year of completion

(j) Unit was sold on October 19, 2005 for $60 million. The dayrate shown reflects payments to be applied to the sales price through January 2007, at which time the title will transfer to the buyer.

Disclaimer:
ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE AND/OR INCORRECT
INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD NOT BE RELIED UPON FOR ANY PURPOSE,
AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE USE OF THE INFORMATION SET FORTH ABOVE.